Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C share, and Class Y shares' Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated September 12, 2005, on the financial statements and financial highlights of Pioneer Ibbotson Conservative Allocation Fund, Pioneer Ibbotson Moderate Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Aggressive Allocation Fund (each a fund of Pioneer Ibbotson Asset Allocation Series) in the Annual Report to the Shareowners for the year ended July 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A, No. 333-114788) of Pioneer Ibbotson Asset Allocation Series.


                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 18, 2005